Halliburton and Baker Hughes
Creating the leading oilfield services
company
Halliburton Investor Relations Contacts:
Kelly Youngblood, Vice President
Scott Danby, Manager
281.871.2688 or investors@halliburton.com
November 17, 2014
Baker Hughes Investor Relations Contacts:
Trey Clark, Vice President
713-439-8039 or trey.clark@bakerhughes.com
Alondra Oteyza, Director
713-439-8822 or alondra.oteyza@bakerhughes.com
Exhibit 99.9

Safe harbor
The statements in this presentation that are not historical statements, including statements regarding the expected timetable for completing the proposed transaction, benefits and synergies of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding Halliburton’s and Baker Hughes’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required votes of Halliburton’s or Baker Hughes’ stockholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Halliburton and Baker Hughes and the ultimate outcome of Halliburton’s operating efficiencies applied to Baker Hughes’ products and services; the effects of the business combination of
Halliburton and Baker Hughes, including the combined company’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Halliburton to realize such synergies and other benefits; expectations regarding regulatory approval of the transaction; results of litigation, settlements, and investigations; final court approval of, and the satisfaction of the conditions in,
Halliburton’s September 2014 settlement relating to the Macondo well incident in the Gulf of Mexico; appeals of the multi-district litigation District Court's
September 2014 ruling regarding Phase 1 of the trial, and future rulings of the District Court; results of litigation, settlements, and investigations not covered by the settlement or the District Court's rulings; actions by third parties, including governmental agencies, relating to the Macondo well incident;
BP's April 2012 settlement relating to the Macondo well incident, indemnification, and insurance matters; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; actions by third parties, including governmental agencies; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives;
compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, and foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms;
changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts;
impairment of oil and natural gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's and Baker Hughes’ respective reports on Form
10-K for the year ended December 31, 2013, Form 10-Q for the quarter ended September 30, 2014, recent Current Reports on Form 8-K, and other U.S.
Securities and Exchange Commission (the “SEC”) filings discuss some of the important risk factors identified that may affect these factors and
Halliburton's and Baker Hughes’ respective business, results of operations and financial condition. Halliburton and Baker Hughes undertake no obligation to revise or update publicly any forward-looking statements for any reason.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Participants in Solicitation
Additional information
Safe harbor
Halliburton, Baker Hughes, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Halliburton is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 7, 2014, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 8, 2014, its Quarterly Report on Form
10-Q for the quarter ended September 30, 2014 which was filed with the SEC on October 24, 2014 and its Current Report on Form 8-K,
which was filed with the SEC on July 21, 2014.  Information about the directors and executive officers of Baker Hughes is set forth in its
Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 12, 2014, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 5, 2014, its Quarterly Report on Form 10-Q
for the quarter ended September 30, 2014 which was filed with the SEC on October 21, 2014 and its Current Reports on Form 8-K, which were filed with the SEC on June 10, 2014 and September 10, 2014.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Halliburton and Baker Hughes. In connection with this proposed business combination, Halliburton and/or Baker Hughes may file one or more proxy statements, registration statements, proxy statement/prospectus or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document Halliburton and/or Baker Hughes may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HALLIBURTON AND BAKER
HUGHES ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT(S), PROXY
STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR
ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Halliburton and/or Baker Hughes, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by
Halliburton and/or Baker Hughes through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the
SEC by Halliburton will be available free of charge on Halliburton’s internet website at http://www.halliburton.com or by contacting
Halliburton’s Investor Relations Department by email at investors@Halliburton.com or by phone at +1-281-871-2688. Copies of the documents filed with the SEC by Baker Hughes will be available free of charge on Baker Hughes’ internet website at
http://www.bakerhughes.com or by contacting Baker Hughes’ Investor Relations Department by email at trey.clark@bakerhughes.com or
alondra.oteyza@bakerhughes.com or by phone at +1-713-439-8039 or +1-713-439-8822.

Creating a leading oilfield services company
Unsurpassed breadth and depth of products and services
Nearly $2 billion of annual cost synergies once fully integrated
Accretive to Halliburton cash flow per share by end of first year after closing
Accretive to EPS by end of second year after closing
Combined company well-positioned for continued superior growth, margins and returns
Compelling combination benefitting both companies’
shareholders and customers worldwide

Expanded Platform
for Superior
Growth, Margins &
Returns
Comprehensive
Mature Fields
Capabilities
Best-in-Class
Unconventional
Solutions
Robust
Deep Water
Technology
Portfolio
Accelerating our strategy

Immediate substantial premium
to Baker Hughes shareholders
Opportunity to participate in the
significantly enhanced value of
the combined company
Both companies are committed
to a successful integration
Compelling transaction for
Baker Hughes shareholders

Proposed Transaction Summary
Consideration
1.12 HAL shares and $19.00 in cash for each share of Baker Hughes
Total consideration of $78.62 per share based on HAL’s closing stock price as of 11/12/2014
Valuation
40.8% premium to Baker Hughes’ closing stock price as of
10/10/2014, the day prior to Halliburton's initial offer
Average historical premiums:
LTM: 36.3%
3-year: 34.5%
5-year: 25.9%
Consensus EBITDA Estimates – 8.1x 2014, 7.2x 2015
Ownership Baker Hughes shareholders to own ~36% of the combined company
Financing Fully committed financing for cash portion
Approvals
Shareholder vote required for both companies
Subject to regulatory approvals and other customary closing
conditions
76% stock / 24% cash

Combination creates a must-own stock in the sector
Compelling strategic and financial rationale
Stronger, more diverse organization with scale and resources to better serve our global customers
Actionable plan to capture nearly $2 billion of annual cost synergies
Accretive to cash flow by end of year one after close; accretive to earnings per share by end of year two after close
Pro forma capital structure maintains strong investment grade ratings and provides substantial flexibility
Transaction consistent with our commitment to efficiency and returns

Clear path to 2H 2017
integration:
– Operational efficiencies
– R&D optimization
– Administrative structure
One-time integration costs
estimated to be ~$500 million
($50 million / quarter through
2017)
Nearly $2 billion of annual cost synergies Extensive plans
Integration costs
R&D
Optimization
Administration /
Organizational
Efficiencies
Real Estate
North American
Operational
Efficiencies
International
Operational
Efficiencies
Corporate
Baker Hughes shareholders will benefit from cost synergies
through their 36% ownership in the combined entity
Significant synergy opportunities
31%
23%
8%
9%
11%
18%

North American Operating Margin (%)
Δ
Δ
–

HALLIBURTON

Source: Company financials.
(1) Based on difference between Halliburton and Baker Hughes North American operating margin applied to Baker Hughes LTM Q3 2014 revenues.
2010A 2014A
700 bps
2013A 2012A 2011A
700 bps = ~$800 million / year
(1)
North America alone is an $800 million annual opportunity
5%
10%
15%
20%
25%
30%
35%
Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
Baker Hughes North American operating margin Halliburton North American operating margin

Halliburton is targeting $1 billion in annual fixed cost savings
Halliburton offices / facilities
Enhanced Fixed
Cost Absorption
– Real Estate
– Logistics
– Security
– Support Services
– Personnel Utilization
– Management
Baker Hughes offices / facilities

Halliburton and Baker Hughes have dedicated considerable
time and resources to analyzing the combination
– Sean Boland, a nationally recognized antitrust attorney, and economic experts have analyzed the proposed transaction for Halliburton
– Carefully evaluated potential divestitures needed to obtain regulatory approval
Halliburton and Baker Hughes have identified businesses that might be divested, if required by regulators
– Halliburton believes that the divestitures required will be significantly less
Anticipated divestitures will not diminish the compelling value created by the combination
Halliburton is confident that a combination is
achievable from a regulatory standpoint

Creating a leading oilfield services company
Unsurpassed breadth and depth of products and services
Nearly $2 billion of annual cost synergies once fully integrated
Accretive to Halliburton cash flow per share by end of first year after closing
Accretive to EPS by end of second year after closing
Combined company well-positioned for continued superior growth, margins and returns
Compelling combination benefitting both companies’
shareholders and customers worldwide